Exhibit 99.1

Horizon Pharma plc Announces Third-Quarter and Year-to-Date 2017 Results

— Third-Quarter 2017 Net Sales of $271.6 Million —

— Third-Quarter 2017 Net Loss of $64.0 Million; Adjusted EBITDA of $108.1 Million —

— Third-Quarter 2017 GAAP Operating Cash Flow of $68.3 Million;

Non-GAAP Operating Cash Flow of $83.5 Million —

— Third-Quarter 2017 Net Sales of Rare Disease Medicines Represented 59 Percent of Net Sales and

Increased 65 Percent from Third-Quarter 2016 —

— On Oct. 25, 2017, Announced Enrollment in the Phase 3 Clinical Trial Evaluating Teprotumumab

for Thyroid Eye Disease —

— Increasing Full-Year 2017 Net Sales Guidance Range to $1.030 Billion to $1.050 Billion;

Increasing Lower End of Full-Year 2017 Adjusted EBITDA Guidance, Resulting in Adjusted EBITDA

Guidance Range of $350 Million to $375 Million —

— Providing KRYSTEXXA® 2018 Net Sales Guidance of More than 50 Percent Year-Over-Year Growth —

DUBLIN, IRELAND – Nov. 6, 2017 – Horizon Pharma plc (NASDAQ: HZNP), a biopharmaceutical company focused on improving patients’ lives by identifying, developing, acquiring and commercializing differentiated and accessible medicines that address unmet medical needs, announced its third-quarter and year-to-date 2017 financial results today. The Company also increased its full-year 2017 net sales guidance and increased the lower end of its full-year 2017 adjusted EBITDA guidance.

“Our third-quarter results reflect our dedicated focus on execution, driven by 65 percent year-over-year growth of our diverse portfolio of rare disease medicines,” said Timothy P. Walbert, chairman, president and chief executive officer, Horizon Pharma plc. “We continue to make progress in several key areas, including the expansion of our KRYSTEXXA organization into nephrology and expect KRYSTEXXA net sales growth in 2018 of more than 50 percent. In addition, we have started building a pipeline of differentiated and clinically relevant development-stage medicines and are pleased the Phase 3 clinical trial for teprotumumab, our biologic candidate for the treatment of thyroid eye disease, a rare eye disease, has started ahead of our projected year-end timeline.”

Financial Highlights

(in millions except for per share amounts and percentages)	Q3 17	Q3 16	% Change	YTD 17	YTD 16	% Change
Net sales (1)	$271.6	$208.7	30	$782.0	$670.8	17
Non-GAAP adjusted net sales (1)	271.6	273.7	(1)	782.0	735.8	6
Net loss	(64.0)	(5.9)	NM	(364.1)	(36.3)	NM
Non-GAAP net income	43.1	115.5	(63)	146.4	248.1	(41)
Adjusted EBITDA	108.1	141.2	(23)	287.0	334.3	(14)
Net loss per share—diluted	(0.39)	(0.04)	NM	(2.24)	(0.23)	NM
Non-GAAP earnings per share—diluted	0.26	0.70	(63)	0.89	1.51	(41)

1)	On Sept. 26, 2016, Horizon Pharma agreed to pay Express Scripts $65 million as part of a litigation settlement, which was recorded as a one-time reduction to GAAP net sales for the three and nine months ended Sept. 30, 2016, in accordance with U.S. Generally Accepted Accounting Principles (GAAP). The exclusion of the $65 million settlement from GAAP net sales is the only adjustment reflected in third-quarter and nine months of 2016 non-GAAP adjusted net sales.

Company Highlights

•	Third-quarter net sales were $271.6 million, driven by continued strong growth from the Company’s orphan and rheumatology business units.

•	Third-quarter net sales of Horizon Pharma’s medicines for rare diseases, which include KRYSTEXXA®, RAVICTI®, PROCYSBI®, ACTIMMUNE®, BUPHENYL® and QUINSAIR™, increased 65 percent compared to the third quarter of 2016. Net sales of the Company’s rare disease medicines represented 59 percent of total net sales compared to 35 percent of non-GAAP adjusted net sales in the third quarter of 2016.

•	On Oct. 25, 2017, the Company announced that the first patient was enrolled in the Phase 3 confirmatory clinical trial for teprotumumab, a fully human monoclonal antibody biologic medicine candidate. Teprotumumab, an IGF-1R inhibitor, is in development for the treatment of moderate-to-severe active thyroid eye disease (TED), a rare, painful and debilitating autoimmune condition that occurs when the body’s immune system attacks the eye, causing inflammation in the eye muscles and fatty tissue behind the eye. This can also cause the eyes to protrude from their sockets, a condition known as proptosis. There are no U.S. Food and Drug Administration (FDA) approved therapies that exist for TED.

•	The Company is presenting data on KRYSTEXXA at the American College of Rheumatology (ACR) meeting Nov. 3 to 8, 2017, where it is expanding awareness of KRYSTEXXA as an important option for the treatment of chronic gout in adult patients refractory to conventional therapy, or uncontrolled gout.

•	The Company presented data on PROCYSBI at the American Society of Nephrology (ASN) meeting Oct. 31 to Nov. 5, 2017, that demonstrated the beneficial impact one year of PROCYSBI therapy can have on previously untreated children six years of age and younger with nephropathic cystinosis.

•	On Oct. 26, 2017, the Company launched PROCYSBI in Canada following approval in June. PROCYSBI is the only cystine-depleting agent approved in Canada for treatment of nephropathic cystinosis.

Third-Quarter and Year-to-Date 2017 Business Unit Net Sales Results

(in millions except for percentages)	Q3 17	Q3 16	% Change	YTD 17	YTD 16	% Change
Orphan	$117.4	$71.4	64	$350.3	$211.2	66
RAVICTI®	50.9	42.2	21	142.1	118.6	20
PROCYSBI®(1)(2)	33.5	—	NM	104.5	—	NM
ACTIMMUNE®	29.2	24.9	17	84.2	80.5	5
BUPHENYL®	3.7	4.3	(16)	16.2	12.1	34
QUINSAIRTM(1)(2)	0.1	—	NM	3.3	—	NM
Rheumatology	58.1	40.5	44	152.6	101.0	51
KRYSTEXXA®	42.8	25.6	67	112.7	61.6	83
RAYOS®	14.6	13.4	9	36.5	36.0	1
LODOTRA®	0.7	1.5	(50)	3.4	3.4	1
Primary Care	96.1	161.8	(41)	279.1	423.6	(34)
PENNSAID® 2%	48.3	80.2	(40)	141.1	207.9	(32)
DUEXIS®	31.6	47.6	(34)	92.9	122.8	(24)
VIMOVO®	15.1	32.8	(54)	41.1	89.7	(54)
MIGERGOT®	1.1	1.2	(1)	4.0	3.2	25
Litigation settlement(3)	—	(65.0)	(100)	—	(65.0)	(100)

Total GAAP net sales(3)	$271.6	$208.7	30	$782.0	$670.8	17

Total non-GAAP adjusted net sales(3)	$271.6	$273.7	(1)	$782.0	$735.8	6

(1)	PROCYSBI and QUINSAIR were acquired on Oct. 25, 2016. Q3 16 pre-acquisition net sales of PROCYSBI and QUINSAIR were $35.1 million and $1.7 million respectively. Pre-acquisition net sales for the first nine months of 2016 of PROCYSBI and QUINSAIR were $94.0 million and $2.4 million respectively.
(2)	On June 23, 2017, Horizon Pharma completed the divestiture of a European subsidiary that owned the marketing rights to PROCSYBI and QUINSAIR in Europe, the Middle East and Africa to Chiesi Farmaceutici S.p.A. Horizon Pharma retains marketing rights for the two medicines in the United States, Canada, Latin America and Asia.
(3)	On Sept. 26, 2016, Horizon Pharma agreed to pay Express Scripts $65 million as part of a litigation settlement, which was recorded as a one-time reduction to GAAP net sales for the three and nine months ended Sept. 30, 2016, in accordance with U.S. GAAP. The exclusion of the $65 million settlement from GAAP net sales is the only adjustment reflected in third-quarter and year-to-date 2016 non-GAAP adjusted net sales.

•	Orphan Business Unit: Third-quarter net sales for the orphan business unit were $117.4 million, an increase of 64 percent compared to the third quarter of 2016.

RAVICTI net sales in the third quarter of 2017 were $50.9 million, an increase of 21 percent compared to the third quarter of 2016, driven by continued conversion from older-generation nitrogen-scavenger therapies, as well as the addition of treatment-naïve patients, in part due to the recently updated RAVICTI label expanding the use of the medicine to patients older than two months of age. The Company expects RAVICTI to be available in Europe in the fourth quarter of 2017 in partnership with Swedish Orphan Biovitrum AB (SOBI).

PROCYSBI net sales in the third quarter of 2017 were $33.5 million and no longer include net sales in the Europe, Middle East and Africa regions following the sale of those geographic rights to Chiesi Farmaceutici S.p.A. on June 23, 2017. ACTIMMUNE net sales in the third quarter of 2017 were $29.2 million, an increase of 17 percent versus the third quarter of 2016, driven by the Company’s continued efforts to establish the role of ACTIMMUNE in a broader range of chronic granulomatous disease patients.

•	Rheumatology Business Unit: Third-quarter net sales for the rheumatology business unit were $58.1 million, an increase of 44 percent compared to the third quarter of 2016.

KRYSTEXXA net sales in the third quarter of 2017 were $42.8 million, an increase of 67 percent compared to the third quarter of 2016, driven by continued strong year-over-year vial demand.

During the third quarter, the Company remained on track to complete the further expansion of its rheumatology business unit by year-end to nearly 200 employees from more than 100 to increase awareness of uncontrolled gout among physicians and patients, given the clear unmet need that exists for thousands of people with uncontrolled gout. The objective of the initiative is to reach more physicians – both rheumatologists and now nephrologists, kidney specialists who also treat gout.

•	Primary Care Business Unit: Third-quarter net sales for the primary care business unit were $96.1 million, a decrease of 41 percent compared to the third quarter of 2016, due to the implementation of the new contracting model with pharmacy benefit managers. As expected, third-quarter 2017 net sales declined sequentially over second-quarter 2017 net sales, primarily as a result of lower average net realized price (ANRP).

Clinical Development Update

•	Teprotumumab: On Oct. 25, 2017, the Company announced that the first patient was enrolled in the teprotumumab Phase 3 clinical trial, ahead of schedule. Titled OPTIC (Treatment of Graves’ Orbitopathy (Thyroid Eye Disease) to Reduce Proptosis with Teprotumumab Infusions in a Randomized, Placebo-Controlled, Clinical Study), the pivotal confirmatory study will evaluate teprotumumab for the treatment of moderate-to-severe active TED. The study is expected to enroll 76 patients across 11 centers in the United States, Germany and Italy.

Teprotumumab Phase 2 results were clinically meaningful and highly statistically significant and were published in The New England Journal of Medicine on May 4, 2017. This randomized double-blind, placebo-controlled study was conducted to evaluate the efficacy and safety of teprotumumab in patients with recent onset, moderate-to-severe TED. In the study, 88 patients were assigned to receive eight infusions of teprotumumab or placebo once every three weeks for 21 weeks. The primary endpoint was response in the study eye, defined as a reduction in the Clinical Activity Score of ≥2 points and a reduction of proptosis of ≥2 mm at week 24.

In the intent-to-treat population, 29 of 42 (69 percent) patients receiving teprotumumab and 9 of 45 (20 percent) patients receiving placebo were responders at week 24 (p<0.001). Therapeutic effects were rapid, with responder rates of 43 percent for patients treated with teprotumumab and 4 percent for patients treated with placebo at week six (p<0.001). Treatment with teprotumumab was well tolerated, with the majority of adverse events being mild. The only clearly treatment-related adverse event was hyperglycemia in diabetic patients, which was controlled by adjusting diabetes medication.

•	KRYSTEXXA: The Company is presenting data on KRYSTEXXA at the ACR meeting Nov. 3 to 8, 2017, where it is expanding awareness of KRYSTEXXA as an important treatment option for uncontrolled gout. Data from a post-hoc analysis of two pivotal, six-month, randomized KRYSTEXXA clinical trials showed that responders to KRYSTEXXA experienced meaningful reductions in blood pressure that were independent of changes in renal (kidney) function. Blood pressure reduction is an important insight relevant to rheumatologists and nephrologists. Emerging data is being presented from the open-label investigator-initiated TRIPLE (Tolerization Reduces Intolerance to Pegloticase and Prolongs the Urate Lowering Effect) trial that is evaluating ways to improve the KRYSTEXXA response rate and reduce the rate of infusion reactions. This study is the first to show prospectively that when treatment “stopping rules” are used, which is occurring more frequently in real-world practice, the rate of infusion reactions can be meaningfully reduced. The rate was less than one percent to date in the ongoing TRIPLE trial.

The Company has submitted to the U.S. FDA a proposed label update in the Prescribing Information for KRYSTEXXA based on additional analysis of the Phase 3 clinical trials that demonstrated a very low infusion reaction rate if stopping rules were used. The rate from this post-hoc analysis of the clinical trials was similar to the rate seen to date in the ongoing TRIPLE study, which was also provided as supplemental supportive data.

The Company has a complementary multi-pronged strategy in place to evaluate new approaches to the clinical use of KRYSTEXXA, including improving response rates. To that end, the investigator-initiated RECIPE (REduCing Immunogenicity to PegloticasE) trial is expected to begin enrolling patients by the end of the year. This trial will evaluate the impact of adding CellCept®, a commonly used immunomodulator, on the KRYSTEXXA response rate.

KRYSTEXXA ACR Investor Webcast: The Company will hold an investor webcast on Thursday, Nov. 9, 2017, at 10 a.m. EST to provide an overview of the gout market, KRYSTEXXA and the Company’s comprehensive clinical strategy for KRYSTEXXA, including data presented at ACR. The live webcast and a replay may be accessed at http://ir.horizon-pharma.com.

•	RAVICTI: The Company remains on track to submit a supplemental New Drug Application (sNDA) in the first quarter of 2018 to expand the age range for chronic management of urea cycle disorders (UCDs) to birth and older. This follows the April 28, 2017, sNDA approval to expand the age range to patients to two months of age and older from two years of age and older.

•	PROCYSBI: The Company presented data on PROCYSBI at the American Society of Nephrology meeting Oct. 31 to Nov. 5, 2017, that demonstrated the impact one year of PROCYSBI therapy can have on children six years of age and younger with nephropathic cystinosis. In the study, children never before treated with cysteamine therapy were able to maintain their white blood cell cystine levels – a biomarker for disease control – and reach several development milestones similar to what are expected for an average child of the same age, such as height, weight and body surface area.

•	ACTIMMUNE: Three investigator-initiated cancer-combination trials with ACTIMMUNE continue to advance. These studies are evaluating cancer treatment therapies for advanced breast cancer patients, Cutaneous T-Cell Lymphoma and certain cancerous solid tumors.

Third-Quarter 2017 Financial Results

Note: For additional detail and reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures, please refer to the tables at the end of this release.

•	Gross Profit: Under U.S. GAAP in the third quarter of 2017, the gross profit ratio was 53.8 percent compared to 59.2 percent in the third quarter of 2016. The non-GAAP gross profit ratio in the third quarter of 2017 was 89.6 percent compared to 91.6 percent in the third quarter of 2016.

•	Operating Expenses: On a GAAP basis in the third quarter of 2017, total operating expenses were 63.3 percent of net sales. Non-GAAP total operating expenses in the third quarter of 2017 were 49.9 percent of net sales. On a GAAP basis, research and development (R&D) expenses were 6.6 percent of net sales, and selling, general and administrative (SG&A) expenses were 56.7 percent of net sales. Non-GAAP R&D expenses were 6.3 percent of net sales and non-GAAP SG&A expenses were 43.7 percent of net sales.

•	Income Tax Rate: The income tax rate in the third quarter of 2017 on a GAAP basis was negative 12.6 percent and on a non-GAAP basis was 47.3 percent.

•	Net (Loss) Income: The Company posted a net loss of $64.0 million. Non-GAAP net income was $43.1 million for the third quarter.

•	Adjusted EBITDA: Adjusted EBITDA in the third quarter of 2017 was $108.1 million.

•	Earnings (Loss) per Share: On a GAAP basis, third-quarter 2017 diluted loss per share was $0.39, compared with diluted loss per share of $0.04 in the third quarter of 2016. Non-GAAP diluted earnings per share in the third quarter of 2017 and 2016 were $0.26 and $0.70, respectively. Weighted average shares outstanding used for calculating GAAP diluted loss per share and non-GAAP diluted earnings per share in the third quarter of 2017 were 163.4 million and 165.8 million, respectively.

Cash Flow Statement and Balance Sheet Highlights

•	In the third quarter of 2017, operating cash flow was $68.3 million on a GAAP basis and $83.5 million on a non-GAAP basis.

•	The Company had cash and cash equivalents of $625.0 million as of Sept. 30, 2017.

•	Total principal amount of debt outstanding as of Sept. 30, 2017, was $2.023 billion, which was composed of $848 million in senior secured term loans due 2024; $475 million senior notes due 2023; $300 million senior notes due 2024; and $400 million exchangeable senior notes due 2022. As of Sept. 30, 2017, net debt was $1.398 billion.

Full-Year 2017 Guidance

The Company increased its full-year 2017 guidance net sales range to $1.030 billion to $1.050 from the previous range of $1.010 billion to $1.045 billion and increased the lower end of its full-year 2017 adjusted EBITDA guidance to $350 million, resulting in an adjusted EBITDA guidance range of $350 million to $375 million from $340 million to $375 million.

Conference Call

At 8 a.m. EST / 1 p.m. IST today, the Company will host a live conference call and webcast to review its financial and operating results and provide a general business update.

U.S. Dial-In Number: +1 888.338.8373

International Dial-In Number: +1 973.872.3000

Passcode: 96805714

The live webcast and a replay may be accessed at http://ir.horizon-pharma.com. Please connect to the Company’s website at least 15 minutes prior to the live webcast to ensure adequate time for any software download that may be needed to access the webcast.

A replay of the conference call will be available approximately two hours after the call and is accessible through one of the following telephone numbers, using the passcode below:

Replay U.S. Dial-In Number: +1 855.859.2056

Replay International Dial-In Number: +1 404.537.3406

Passcode: 96805714

About Horizon Pharma plc

Horizon Pharma plc is a biopharmaceutical company focused on improving patients’ lives by identifying, developing, acquiring and commercializing differentiated and accessible medicines that address unmet medical needs. The Company markets 11 medicines through its orphan, rheumatology and primary care business units. For more information, please visit www.horizonpharma.com. Follow @HZNPplc on Twitter or view careers on our LinkedIn page.

Note Regarding Use of Non-GAAP Financial Measures

EBITDA, or earnings before interest, taxes, depreciation and amortization, and adjusted EBITDA are used and provided by Horizon Pharma as non-GAAP financial measures. Horizon Pharma provides certain other financial measures such as non-GAAP net income, non-GAAP diluted earnings per share, non-GAAP gross profit and gross profit ratio, non-GAAP operating expenses, non-GAAP tax rate and non-GAAP operating cash flow, each of which include adjustments to GAAP figures. These non-GAAP measures are intended to provide additional information on Horizon Pharma’s performance, operations, expenses, profitability and cash flows. Adjustments to Horizon Pharma’s GAAP figures as well as EBITDA exclude acquisition/divestiture-related expenses, charges related to the discontinuation of ACTIMMUNE development for Friedreich’s ataxia, gain from divestiture, an upfront fee for a license of a patent, a litigation settlement, loss on debt extinguishment, costs of debt refinancing, drug manufacturing harmonization costs, Primary Care business unit realignment costs, as well as non-cash items such as share-based compensation, depreciation and amortization, royalty accretion, non-cash interest expense, intangible and other non-current asset impairment charges, and other non-cash adjustments. Certain other special items or substantive events may also be included in the non-GAAP adjustments periodically when their magnitude is significant within the periods incurred. Horizon maintains an established non-GAAP cost policy that guides the determination of what costs will be excluded in non-GAAP measures. Horizon Pharma believes that these non-GAAP financial measures, when considered together with the GAAP figures, can enhance an overall understanding of Horizon Pharma’s financial and operating performance. The non-GAAP financial measures are included with the intent of providing investors with a more complete understanding of the Company’s historical and expected 2017 financial results and trends and to facilitate comparisons between periods and with respect to projected information. In addition, these non-GAAP financial measures are among the indicators Horizon Pharma’s management uses for planning and forecasting purposes and measuring the Company’s performance. For example, adjusted EBITDA is used by Horizon Pharma as one measure of management performance under certain incentive compensation arrangements. These non-GAAP financial measures should be considered in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, non-GAAP financial measures used by other companies. Horizon Pharma has not provided a reconciliation of its full-year 2017 adjusted EBITDA outlook to an expected net income (loss) outlook because certain items such as acquisition-related expenses and share-based compensation that are a component of net income (loss) cannot be reasonably projected due to the significant impact of changes in Horizon Pharma’s stock price, the variability associated with the size or timing of acquisitions and other factors. These components of net income (loss) could significantly impact Horizon Pharma’s actual net income (loss).

Forward-Looking Statements

This press release contains forward-looking statements, including, but not limited to, statements related to Horizon Pharma’s full-year 2017 net sales and adjusted EBITDA guidance, expected net sales growth of KRYSTEXXA, expected financial performance in future periods, expected timing of clinical, regulatory and commercial events, including the Phase 3 clinical trial of teprotumumab and RECIPE clinical trial of KRYSTEXXA, the planned expansion of the KRYSTEXXA commercial organization, the expected launch of RAVICTI in Europe, the expected timing of an sNDA submission for RAVICTI, potential market opportunity for Horizon Pharma’s medicines in approved and potential additional indications, potential growth of Horizon Pharma’s medicines and business and other statements that are not historical facts. These forward-looking statements are based on Horizon Pharma’s current expectations and inherently involve significant risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks that Horizon Pharma’s actual future financial and operating results may differ from its expectations or goals; Horizon Pharma’s ability to grow net sales from existing products; the availability of coverage and adequate reimbursement and pricing from government and third-party payers and risks relating to Horizon Pharma’s ability to successfully implement its business strategies; whether Horizon Pharma is able to realize expected benefits from arrangements with PBMs; risks related to acquisition integration and achieving projected benefits; risks associated with clinical development and regulatory approvals; risks in the ability to recruit, train and retain qualified personnel; competition, including potential generic competition; the ability to protect intellectual property and defend patents; regulatory obligations and oversight, including any changes in the legal and regulatory environment in which Horizon Pharma operates and those risks detailed from time-to-time under the caption “Risk Factors” and elsewhere in Horizon Pharma’s filings and reports with the SEC. Horizon Pharma undertakes no duty or obligation to update any forward-looking statements contained in this press release as a result of new information.

Contacts:

Investors:	U.S. Media:
Tina Ventura	Geoff Curtis
Senior Vice President,	Senior Vice President,
Investor Relations	Corporate Affairs & Chief Communications Officer
investor-relations@horizonpharma.com	media@horizonpharma.com

Ruth Venning	Ireland Media:
Executive Director,	Ray Gordon
Investor Relations	Gordon MRM
investor-relations@horizonpharma.com	ray@gordonmrm.ie

Horizon Pharma plc

Condensed Consolidated Statements of Operations (Unaudited)

(in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Net sales	$271,646	$208,702	$782,012	$670,770
Cost of goods sold	125,517	85,161	394,783	243,520

Gross profit	146,129	123,541	387,229	427,250

OPERATING EXPENSES:
Research and development	17,928	12,814	194,090	36,746
Selling, general and administrative	153,952	132,049	509,940	407,563

Total operating expenses	171,880	144,863	704,030	444,309

Operating loss	(25,751)	(21,322)	(316,801)	(17,059)

OTHER EXPENSE, NET:
Interest expense, net	(31,706)	(19,066)	(95,297)	(57,752)
Foreign exchange gain (loss)	275	(108)	167	(266)
Gain on divestiture	112	—	5,968	—
Loss on debt extinguishment	—	—	(533)	—
Other income, net	280	6,879	280	6,839

Total other expense, net	(31,039)	(12,295)	(89,415)	(51,179)

Loss before expense (benefit) for income taxes	(56,790)	(33,617)	(406,216)	(68,238)
Expense (benefit) for income taxes	7,181	(27,747)	(42,138)	(31,946)

Net loss	$(63,971)	$(5,870)	$(364,078)	$(36,292)

Net loss per ordinary share - basic and diluted	$(0.39)	$(0.04)	$(2.24)	$(0.23)

Weighted average ordinary shares outstanding - basic and diluted	163,447,208	161,038,827	162,810,551	160,472,530

Horizon Pharma plc

Condensed Consolidated Balance Sheets (Unaudited)

(in thousands, except share data)

	As of
	September 30, 2017	December 31, 2016
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$624,960	$509,055
Restricted cash	6,530	7,095
Accounts receivable, net	390,683	305,725
Inventories, net	86,527	174,788
Prepaid expenses and other current assets	52,925	49,619

Total current assets	1,161,625	1,046,282

Property and equipment, net	21,700	23,484
Developed technology, net	2,512,412	2,767,184
Other intangible assets, net	5,643	6,251
Goodwill	426,441	445,579
Deferred tax assets, net	5,399	911
Other assets	36,234	2,368

Total assets	$4,169,454	$4,292,059

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Long-term debt—current portion	$8,500	$7,750
Accounts payable	32,825	52,479
Accrued expenses	162,701	182,765
Accrued trade discounts and rebates	435,714	297,556
Accrued royalties—current portion	62,273	61,981
Deferred revenues—current portion	5,938	3,321

Total current liabilities	707,951	605,852

LONG-TERM LIABILITIES:
Exchangeable notes, net	310,130	298,002
Long-term debt, net, net of current	1,578,947	1,501,741
Accrued royalties, net of current	268,672	272,293
Deferred revenues, net of current	9,842	7,763
Deferred tax liabilities, net	226,113	296,568
Other long-term liabilities	67,976	46,061

Total long-term liabilities	2,461,680	2,422,428

COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS’ EQUITY:
Ordinary shares, $0.0001 nominal value; 300,000,000 shares authorized; 164,242,005 and 162,004,956 issued at September 30, 2017 and December 31, 2016, respectively, and 163,857,639 and 161,620,590 outstanding at September 30, 2017 and December 31, 2016, respectively	16	16
Treasury stock, 384,366 ordinary shares at September 30, 2017 and December 31, 2016	(4,585)	(4,585)
Additional paid-in capital	2,212,613	2,119,455
Accumulated other comprehensive loss	(2,341)	(3,086)
Accumulated deficit	(1,205,880)	(848,021)

Total shareholders’ equity	999,823	1,263,779

Total liabilities and shareholders’ equity	$4,169,454	$4,292,059

Horizon Pharma plc

Condensed Consolidated Statements of Cash Flows (Unaudited)

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
	(Unaudited)		(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(63,971)	$(5,870)	$(364,078)	$(36,292)
Adjustments to reconcile net loss to net cash provided by operating activities
Depreciation and amortization expense	70,142	51,940	213,155	154,465
Equity-settled share-based compensation	33,431	28,593	91,391	84,011
Royalty accretion	12,720	9,734	38,415	28,762
Royalty liability remeasurement	—	—	(2,944)	—
Acquired in-process research and development expense	160	—	148,769	—
Impairment of non-current asset	—	—	22,270	—
Loss on debt extinguishment	—	—	388	—
Payments related to term loan refinancing	—	—	(3,940)	—
Amortization of debt discount and deferred financing costs	5,234	4,537	15,863	13,469
Gain on divestiture	—	—	(2,635)	—
Deferred income taxes	16,497	(29,796)	(62,989)	(35,158)
Foreign exchange and other adjustments	(2,134)	109	(1,521)	268
Changes in operating assets and liabilities:
Accounts receivable	162	(58,516)	(85,161)	(142,448)
Inventories	15,746	10,065	83,482	23,842
Prepaid expenses and other current assets	(6,869)	(4,212)	(4,435)	(20,838)
Accounts payable	(48,237)	7,417	(18,414)	49,695
Accrued trade discounts and rebates	22,511	47,529	139,461	83,009
Accrued expenses and accrued royalties	38,886	73,109	(59,293)	29,582
Deferred revenues	3,386	(25)	3,770	(443)
Other non-current assets and liabilities	(29,315)	(5,827)	(14,559)	(1,653)

Net cash provided by operating activities	68,349	128,787	136,995	230,271

CASH FLOWS FROM INVESTING ACTIVITIES:
Payments for acquisitions, net of cash acquired	(968)	—	(168,818)	(520,405)
Proceeds from divestiture, net of cash divested	—	—	69,072	—
Change in restricted cash	738	(2,102)	568	(3,411)
Purchases of property and equipment	(1,403)	(1,840)	(4,031)	(14,616)

Net cash used in investing activities	(1,633)	(3,942)	(103,209)	(538,432)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from term loans	—	—	847,768	—
Repayment of term loans	—	(1,000)	(770,790)	(3,000)
Proceeds from the issuance of ordinary shares in connection with warrant exercises	1,778	—	1,789	—
Proceeds from the issuance of ordinary shares through an employee stock purchase plan	—	—	3,856	3,235
Proceeds from the issuance of ordinary shares in connection with stock option exercises	465	1,726	1,762	3,384
Payment of employee withholding taxes relating to share-based awards	(438)	(575)	(5,640)	(5,309)
Repurchase of ordinary shares	—	—	(992)	—

Net cash provided by (used in) financing activities	1,805	151	77,753	(1,690)

Effect of foreign exchange rate changes on cash and cash equivalents	2,170	(218)	4,366	(462)

Net increase (decrease) in cash and cash equivalents	70,691	124,778	115,905	(310,313)
Cash and cash equivalents, beginning of the period	554,269	424,525	509,055	859,616

Cash and cash equivalents, end of the period	$624,960	$549,303	$624,960	$549,303

Horizon Pharma plc

GAAP to Non-GAAP Reconciliations

Net Income and Earnings Per Share (Unaudited)

(in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
GAAP net loss	$(63,971)	$(5,870)	$(364,078)	$(36,292)
Non-GAAP adjustments:
Remeasurement of royalties for medicines acquired through business combinations	—	—	(2,944)	—
Acquisition/divestiture-related costs	5,561	5,159	168,985	16,456
Upfront fee for license of global patent	—	—	—	2,000
Fees related to term loan refinancing	16	—	4,114	—
Primary Care business unit realignment costs	(290)	—	4,903	—
Gain on divestiture	(112)	—	(5,968)	—
Loss on debt extinguishment	—	—	533	—
Amortization, accretion and step-up:
Intangible amortization expense	68,666	50,757	208,118	151,199
Amortization of debt discount and deferred financing costs	5,234	4,537	15,863	13,469
Accretion of royalty liabilities	12,720	9,734	38,415	28,762
Inventory step-up expense	21,170	11,305	95,659	27,853
Share-based compensation	31,698	29,312	87,935	84,921
Depreciation expense	1,476	1,183	5,037	3,266
Litigation settlement	—	65,000	—	65,000
Reversal of pre-acquisition reserve upon signing of contract	—	(6,900)	—	(6,900)
Charges relating to discontinuation of Friedreich’s ataxia program	(1,116)	—	18,051	—
Drug substance harmonization costs	5,654	—	10,698	—
Royalties for medicines acquired through business combinations	(12,031)	(9,564)	(34,970)	(27,159)

Total of pre-tax non-GAAP adjustments	138,646	160,523	614,429	358,867
Income tax effect of pre-tax non-GAAP adjustments	(31,548)	(39,180)	(103,923)	(74,518)

Total of non-GAAP adjustments	107,098	121,343	510,506	284,349

Non-GAAP Net Income	$43,127	$115,473	$146,428	$248,057

Non-GAAP Earnings Per Share:
Weighted average shares - Basic	163,447,208	161,038,827	162,810,551	160,472,530

Non-GAAP Earnings Per Share - Basic:
GAAP loss per share - Basic	(0.39)	(0.04)	(2.24)	(0.23)
Non-GAAP adjustments	0.65	0.76	3.14	1.78

Non-GAAP earnings per share—Basic	0.26	0.72	0.90	1.55

Weighted average shares - Diluted
Weighted average shares - Basic	163,447,208	161,038,827	162,810,551	160,472,530
Ordinary share equivalents	2,346,684	3,868,212	2,510,909	3,763,984

Weighted average shares - Diluted	165,793,892	164,907,039	165,321,460	164,236,514

Non-GAAP Earnings Per Share - Diluted
GAAP loss per share - Diluted	(0.39)	(0.04)	(2.24)	(0.23)
Non-GAAP adjustments	0.65	0.75	3.14	1.77
Diluted earnings per share effect of ordinary share equivalents	—	(0.01)	(0.01)	(0.03)

Non-GAAP earnings per share - Diluted	0.26	0.70	0.89	1.51

Horizon Pharma plc

GAAP to Non-GAAP Reconciliations

EBITDA, Gross Profit and Operating Cash Flow (Unaudited)

(in thousands, except percentages)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
EBITDA and Adjusted EBITDA:
GAAP net loss	$(63,971)	$(5,870)	$(364,078)	$(36,292)
Depreciation	1,476	1,183	5,037	3,266
Amortization, accretion and step-up:
Intangible amortization expense	68,666	50,757	208,118	151,199
Accretion of royalty liabilities	12,720	9,734	38,415	28,762
Amortization of deferred revenue	(225)	(212)	(636)	(631)
Inventory step-up expense	21,170	11,305	95,659	27,853
Interest expense, net (including amortization of debt discount and deferred financing costs)	31,706	19,066	95,297	57,752
Expense (benefit) for income taxes	7,181	(27,747)	(42,138)	(31,946)

EBITDA	$78,723	$58,216	$35,674	$199,963

Other non-GAAP adjustments:
Remeasurement of royalties for medicines acquired through business combinations	—	—	(2,944)	—
Acquisition/divestiture-related costs	5,561	5,159	168,985	16,456
Upfront fee for license of global patent	—	—	—	2,000
Primary Care business unit realignment costs	(290)	—	4,903	—
Gain on divestiture	(112)	—	(5,968)	—
Loss on debt extinguishment	—	—	533	—
Fees related to term loan refinancing	16	—	4,114	—
Share-based compensation	31,698	29,312	87,935	84,921
Litigation settlement	—	65,000	—	65,000
Reversal of pre-acquisition reserve upon signing of contract	—	(6,900)	—	(6,900)
Charges relating to discontinuation of Friedreich’s ataxia program	(1,116)	—	18,051	—
Drug substance harmonization costs	5,654	—	10,698	—
Royalties for medicines acquired through business combinations	(12,031)	(9,564)	(34,970)	(27,159)

Total of other non-GAAP adjustments	29,380	83,007	251,337	134,318

Adjusted EBITDA	$108,103	$141,223	$287,011	$334,281

Non-GAAP Gross Profit:
GAAP net sales	$271,646	$208,702	$782,012	$670,770
Litigation settlement	—	65,000	—	65,000

Non-GAAP adjusted net sales	$271,646	$273,702	$782,012	$735,770

GAAP gross profit	$146,129	$123,541	$387,229	$427,250
Non-GAAP gross profit adjustments:
Acquisition/divestiture-related costs	96	43	128	454
Share-based compensation	695	—	1,696	—
Remeasurement of royalties for medicines acquired through business combinations	—	—	(2,944)	—
Intangible amortization expense (COGS only)	68,464	50,555	207,511	150,592
Accretion of royalty liabilities	12,653	9,734	38,348	28,762
Inventory step-up expense	21,170	11,305	95,659	27,853
Depreciation (COGS only)	182	100	548	320
Litigation settlement	—	65,000	—	65,000
Charges relating to discontinuation of Friedreich’s ataxia program	389	—	(2,714)	—
Drug substance harmonization costs	5,654	—	10,698	—
Royalties for medicines acquired through business combinations	(12,031)	(9,564)	(34,970)	(27,159)

Total of Non-GAAP adjustments	97,272	127,173	313,960	245,822

Non-GAAP gross profit	$243,401	$250,714	$701,189	$673,072

GAAP gross profit %	53.8%	59.2%	49.5%	63.7%
Non-GAAP gross profit %	89.6%	91.6%	89.7%	91.5%

Non-GAAP operating cash flow:
GAAP cash provided by operating activities	$68,349	$128,787	$136,995	$230,271
Cash payments for acquisition/divestiture-related costs	11,109	4,966	44,121	27,543
Cash payment for litigation settlement	—	—	32,500	—
Upfront fee for license of global patent	—	—	—	2,000
Drug substance harmonization costs	38	—	5,044	—
Cash payments for charges relating to discontinuation of Friedreich’s ataxia program	1,169	—	4,170	—
Cash payment for debt extinguishment	—	—	145	—
Cash payments relating to term loan refinancing	307	—	8,014	—
Cash payments for Primary Care business unit realignment	2,493	—	4,157	—

Non-GAAP operating cash flow	$83,465	$133,753	$235,146	$259,814

Horizon Pharma plc

GAAP to Non-GAAP Tax Rate Reconciliation (Unaudited)

(in millions, except percentages)

	Q3 2017
	Pre-tax Net (Loss) Income	Income Tax Expense	Tax Rate	Net (Loss) Income	Diluted (Loss) Earnings Per Share
As reported - GAAP	$(56.8)	$7.2	-12.6%	$(64.0)	$(0.39)
Non-GAAP adjustments	138.6	$31.5		107.1

Non-GAAP	$81.8	$38.7	47.3%	$43.1	$0.26

	Q3 2016
	Pre-tax Net (Loss) Income	Income Tax (Benefit) Expense	Tax Rate	Net (Loss) Income	Diluted (Loss) Earnings Per Share
As reported - GAAP	$(33.6)	$(27.7)	82.5%	$(5.9)	$(0.04)
Non-GAAP adjustments	160.5	39.1		121.4

Non-GAAP	$126.9	$11.4	9.0%	$115.5	$0.70

	Q3 2017 YTD
	Pre-tax Net (Loss) Income	Income Tax (Benefit) Expense	Tax Rate	Net (Loss) Income	Diluted (Loss) Earnings Per Share
As reported - GAAP	$(406.2)	$(42.1)	10.4%	$(364.1)	$(2.24)
Non-GAAP adjustments	614.4	103.9		510.5

Non-GAAP	$208.2	$61.8	29.7%	$146.4	$0.89

	Q3 2016 YTD
	Pre-tax Net (Loss) Income	Income Tax (Benefit) Expense	Tax Rate	Net (Loss) Income	Diluted (Loss) Earnings Per Share
As reported - GAAP	$(68.2)	$(31.9)	46.8%	$(36.3)	$(0.23)
Non-GAAP adjustments	358.9	74.5		284.4

Non-GAAP	$290.7	$42.6	14.6%	$248.1	$1.51

Horizon Pharma plc
Certain Income Statement Line Items - Non-GAAP Adjusted
For the Three Months Ended September 30, 2017
(Unaudited)

						Income Tax
		Research &	Selling, General	Interest	Gain on	Benefit
	COGS	Development	& Administrative	Expense	Divestiture	(Expense)
GAAP as reported	$(125,517)	$(17,928)	$(153,952)	$(31,706)	$112	$(7,181)
Non-GAAP Adjustments (in thousands):
Acquisition/divestiture-related costs(1)	96	168	5,297	—	—	—
Fees related to term loan refinancing(2)	—	—	16	—	—	—
Primary Care business unit realignment costs(3)	—	—	(290)	—	—	—
Gain on divestiture(4)	—	—	—	—	(112)	—
Amortization, accretion and step-up:
Intangible amortization expense(5)	68,464	—	202	—	—	—
Amortization of debt discount and deferred financing costs(6)	—	—	—	5,234	—	—
Accretion of royalty liability(7)	12,653	—	67	—	—	—
Inventory step-up expense(8)	21,170	—	—	—	—	—
Share-based compensation(9)	695	2,251	28,752	—	—	—
Depreciation expense(10)	182	—	1,294	—	—	—
Charges relating to discontinuation of Friedreich’s ataxia program(11)	389	(1,505)	—	—	—	—
Drug substance harmonization costs(12)	5,654	—	—	—	—	—
Royalties for medicines acquired through business combinations(13)	(12,031)	—	—	—	—	—
Income tax effect on pre-tax non-GAAP adjustments(14)	—	—	—	—	—	(31,548)

Total of non-GAAP adjustments	97,272	914	35,338	5,234	(112)	(31,548)

Non-GAAP	$(28,245)	$(17,014)	$(118,614)	$(26,472)	$—	$(38,729)

Horizon Pharma plc
Certain Income Statement Line Items - Non-GAAP Adjusted
For the Three Months Ended September 30, 2016
(Unaudited)

							Income Tax
	Net Sales	COGS	Research & Development	Selling, General & Administrative	Interest Expense	Other	Benefit (Expense)
GAAP as reported	$208,702	$(85,161)	$(12,814)	$(132,049)	$(19,066)	$6,879	$27,747
Non-GAAP Adjustments (in thousands):
Acquisition/divestiture-related costs(1)	—	43	(21)	5,137	—	—	—
Amortization, accretion and step-up:
Intangible amortization expense(5)	—	50,555	—	202	—	—	—
Amortization of debt discount and deferred financing costs(6)	—	—	—	—	4,537	—	—
Accretion of royalty liability(7)	—	9,734	—	—	—	—	—
Inventory step-up expense(8)	—	11,305	—	—	—	—	—
Share-based compensation(9)	—	—	2,482	26,830	—	—	—
Depreciation expense(10)	—	100	—	1,083	—	—	—
Litigation Settlement(15)	65,000	—	—	—	—	—	—
Reversal of pre-acquistion reserve upon signing of contracts(16)	—	—	—	—	—	(6,900)	—
Royalties for medicines acquired through business combinations(13)	—	(9,564)	—	—	—	—	—
Income tax effect on pre-tax non-GAAP adjustments(14)	—	—	—	—	—	—	(39,180)

Total of non-GAAP adjustments	65,000	62,173	2,461	33,252	4,537	(6,900)	(39,180)

Non-GAAP	$273,702	$(22,988)	$(10,353)	$(98,797)	$(14,529)	$(21)	$(11,433)

Horizon Pharma plc
Certain Income Statement Line Items - Non-GAAP Adjusted
For the Nine Months Ended September 30, 2017
(Unaudited)

							Income Tax
		Research &	Selling, General	Interest	Gain on	Loss on Debt	Benefit
	COGS	Development	& Administrative	Expense	Divestiture	Extinguishment	(Expense)
GAAP as reported	$(394,783)	$(194,090)	$(509,940)	$(95,297)	$5,968	$(533)	$42,138
Non-GAAP Adjustments (in thousands):
Remeasurement of royalties for products acquired through business combinations(17)	(2,944)	—	—	—	—	—	—
Acquisition/divestiture-related costs(1)	128	148,425	20,432	—	—	—	—
Fees related to term loan refinancing(2)	—	—	4,114	—	—	—	—
Loss on debt extinguistment(18)	—	—	—	—	—	533	—
Primary Care business unit realignment costs(3)	—	—	4,903	—	—	—	—
Gain on divestiture(4)	—	—	—	—	(5,968)	—	—
Amortization, accretion and step-up:
Intangible amortization expense(5)	207,511	—	607	—	—	—	—
Amortization of debt discount and deferred financing costs(6)	—	—	—	15,863	—	—	—
Accretion of royalty liability(7)	38,348	—	67	—	—	—	—
Inventory step-up expense(8)	95,659	—	—	—	—	—	—
Share-based compensation(9)	1,696	6,613	79,626	—	—	—	—
Depreciation expense(10)	548	—	4,489	—	—	—	—
Charges relating to discontinuation of Friedreich’s ataxia program(11)	(2,714)	(1,505)	22,270	—	—	—	—
Drug substance harmonization costs(12)	10,698	—	—	—	—	—	—
Royalties for medicines acquired through business combinations(13)	(34,970)	—	—	—	—	—	—
Income tax effect on pre-tax non-GAAP adjustments(14)	—	—	—	—	—	—	(103,923)

Total of non-GAAP adjustments	313,960	153,533	136,508	15,863	(5,968)	533	(103,923)

Non-GAAP	$(80,823)	$(40,557)	$(373,432)	$(79,434)	$—	$—	$(61,785)

Horizon Pharma plc
Certain Income Statement Line Items - Non-GAAP Adjusted
For the Nine Months Ended September 30, 2016
(Unaudited)

							Income Tax
			Research &	Selling, General	Interest		Benefit
	Net Sales	COGS	Development	& Administrative	Expense	Other	(Expense)
GAAP as reported	$670,770	$(243,520)	$(36,746)	$(407,563)	$(57,752)	$6,839	$31,946
Non-GAAP Adjustments (in thousands):
Acquisition/divestiture-related costs(1)	—	454	517	15,485	—	—	—
Upfront fee for license of global patent(19)	—	—	2,000	—	—	—	—
Amortization, accretion and step-up:
Intangible amortization expense(5)	—	150,592	—	607	—	—	—
Amortization of debt discount and deferred financing costs(6)	—	—	—	—	13,469	—	—
Accretion of royalty liability(7)	—	28,762	—	—	—	—	—
Inventory step-up expense(8)	—	27,853	—	—	—	—	—
Share-based compensation(9)	—	—	6,845	78,076	—	—	—
Depreciation expense(10)	—	320	—	2,946	—	—	—
Litigation settlement(18)	65,000	—	—	—	—	—	—
Reversal of pre-acquisition reserve upon signing of contract(16)	—	—	—	—	—	(6,900)	—
Royalties for medicines acquired through business combinations(13)	—	(27,159)	—	—	—	—	—
Income tax effect on pre-tax non-GAAP adjustments(14)	—	—	—	—	—		(74,518)

Total of non-GAAP adjustments	65,000	180,822	9,362	97,114	13,469	(6,900)	(74,518)

Non-GAAP	$735,770	$(62,698)	$(27,384)	$(310,449)	$(44,283)	$(61)	$(42,572)

NOTES FOR CERTAIN INCOME STATEMENT LINE ITEMS - NON-GAAP

(1)	Expenses, including legal and consulting fees, incurred in connection with the Company’s acquisitions and divestitures have been excluded.

(2)	Represents arrangement and other fees relating to the refinancing of the Company’s term loans during the first quarter of 2017.

(3)	Represents expenses, including severance costs and consulting fees, related to the realignment of the Company’s Primary Care business unit.

(4)	On June 23, 2017, the Company completed the divestiture of a European subsidiary that owned the marketing rights to PROCSYBI and QUINSAIR in Europe, the Middle East and Africa to Chiesi Farmaceutici S.p.A. In connection with this divestiture, the Company recorded a gain of $6.0 million during the nine months ended September 30, 2017.

(5)	Intangible amortization expenses are associated with the Company’s intellectual property rights, developed technology and customer relationships of ACTIMMUNE, BUPHENYL, KRYSTEXXA, LODOTRA, MIGERGOT, PENNSAID 2%, PROCYSBI, RAVICTI, RAYOS and VIMOVO.

(6)	Represents amortization of debt discount and deferred financing costs associated with the Company’s debt.

(7)	Represents accretion expense associated with the ACTIMMUNE, BUPHENYL, KRYSTEXXA, MIGERGOT, PROCYSBI, QUINSAIR, RAVICTI and VIMOVO royalties for the three and nine months ended September 30, 2017 and represents accretion expense associated with the ACTIMMUNE, BUPHENYL, KRYSTEXXA, MIGERGOT, RAVICTI and VIMOVO royalties for the three and nine months ended September 30, 2016.

(8)	In connection with the Crealta acquisition, the KRYSTEXXA and MIGERGOT inventory was stepped up in value by $144.3 million and during the three and nine months ended September 30, 2017, the Company recognized in cost of goods sold, $21.2 million and $54.9 million, respectively, for step-up inventory expenses related to KRYSTEXXA and MIGERGOT inventory sold.

During the three and nine months ended September 30, 2016, the Company recognized in cost of goods sold, $11.3 million and $27.9 million, respectively, for step-up inventory expenses related to KRYSTEXXA and MIGERGOT inventory sold.

In connection with the Raptor acquisition, the PROCYSBI and QUINSAIR inventory was stepped up in value by $67.0 million and during the three and nine months ended September 30, 2017, the Company recognized in cost of goods sold zero and $40.8 million, respectively, of step-up inventory expenses related to PROCYSBI and QUINSAIR inventory sold.

(9)	Represents share-based compensation expense associated with the Company’s stock option, restricted stock unit and performance stock unit grants to its employees and non-employees, its cash-settled long-term incentive program and its employee stock purchase plan.

(10)	Represents depreciation expense related to the Company’s property, equipment, software and leasehold improvements.

(11)	During the nine months ended September 30, 2017, charges relating to discontinuation of Friedreich’s ataxia program include $22.3 million relating to the impairment of a non-current asset recorded following payment to Boehringer Ingelheim International for the acquisition of certain rights to interferon gamma-1b, a $2.7 million reduction in cost of goods sold relating to the renegotiation of a contract with Boehringer Ingelheim related to the purchase of additional units of ACTIMMUNE and a $1.5 million reduction in research and development expenses reflecting lower costs to discontinue the clinical trial than previously anticipated.

(12)	During the year ended December 31, 2016, the Company committed to spend $14.9 million related to the harmonization of the manufacturing processes for ACTIMMUNE and IMUKIN drug substance. During the nine months ended September 30, 2017, the Company incurred $12.2 million of this spend, including costs of $10.7 million that qualify for exclusion in the Company’s non-GAAP financial measures under its non-GAAP cost policy.

(13)	Royalties of $12.0 million and $35.0 million were incurred during the three and nine months ended September 30, 2017, respectively, based on the periods’ net sales for ACTIMMUNE, BUPHENYL, KRYSTEXXA, MIGERGOT, PROCYSBI, QUINSAIR, RAVICTI and VIMOVO. Royalties of $9.7 million and $27.2 million were incurred during the three and nine months ended September 30, 2016, respectively, based on the periods’ net sales for ACTIMMUNE, BUPHENYL, KRYSTEXXA, MIGERGOT, RAVICTI and VIMOVO.

(14)	Income tax adjustments on pre-tax non-GAAP adjustments represent the estimated income tax impact of each pre-tax non-GAAP adjustment based on the statutory income tax rate of the applicable jurisdictions for each non-GAAP adjustment.

(15)	On September 26, 2016, the Company agreed to pay Express Scripts $65.0 million as part of a litigation settlement, which was recorded as a one-time reduction to GAAP net sales for the three and nine months ended September 30, 2016, in accordance with U.S. Generally Accepted Accounting Principles (GAAP). The exclusion of the $65.0 million settlement from GAAP net sales is the only adjustment reflected in the non-GAAP adjusted net sales for the three and nine months ended September 30, 2016.

(16)	During the third quarter of 2016, the Company released a contingent liability of $6.9 million that was recorded as part of acquisition accounting for Crealta.

(17)	At the time of the Company’s acquisition of the rights to ACTIMMUNE, BUPHENYL, KRYSTEXXA, MIGERGOT, PROCYSBI, RAVICTI and VIMOVO, the Company estimated the fair value of contingent royalties payable to third parties using an income approach under the discounted cash flow method, which included revenue projections and other assumptions the Company made to determine the fair value. If the Company significantly overperforms or underperforms against its original revenue projections or it becomes necessary to make changes to assumptions as a result of a triggering event, the Company is required to reassess the fair value of the contingent royalties payable. Any subsequent adjustment to fair value is recorded in the period such adjustment is made as either an increase or decrease to royalties payable, with a corresponding increase or decrease in cost of goods sold, in accordance with established accounting policies. During the first quarter of 2017, the Company recorded a net reduction of $2.9 million to cost of goods sold to adjust the amount of the contingent royalty liabilities relating to VIMOVO and KRYSTEXXA.

(18)	During the first quarter of 2017, the Company recorded a loss on debt extinguishment of $0.5 million, which was comprised of the write-off of $0.4 million in debt discount and deferred financing costs, and an early redemption payment of $0.1 million.

(19)	Represents an upfront fee paid for a license of a global patent.